CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 72 to Registration Statement No. 002-80751 on Form N-1A of our reports, as dated below, relating to the financial statements and financial highlights of the Portfolios listed below, each a Portfolio of Metropolitan Series Fund (the “Fund”), appearing in the Annual Reports on Form N-CSR of the Fund for the year ended December 31, 2013.

Portfolio Name	Report Date
Baillie Gifford International Stock Portfolio	2/27/2014
Barclays Aggregate Bond Index Portfolio	2/27/2014
Frontier Mid Cap Growth Portfolio	2/26/2014
BlackRock Bond Income Portfolio	2/27/2014
WMC Balanced Portfolio (formerly, BlackRock Diversified Portfolio)	2/27/2014
BlackRock Large Cap Value Portfolio	2/26/2014
BlackRock Capital Appreciation Portfolio	2/26/2014
BlackRock Money Market Portfolio	2/27/2014
WMC Core Equity Opportunities Portfolio (formerly, Davis Venture Value Portfolio)	2/26/2014
Jennison Growth Portfolio	2/26/2014
Loomis Sayles Small Cap Core Portfolio	2/26/2014
Loomis Sayles Small Cap Growth Portfolio	2/26/2014
Met/Artisan Mid Cap Value Portfolio	2/26/2014
MetLife/Dimensional International Small Company Portfolio	2/27/2014
MetLife Conservative Allocation Portfolio	2/27/2014
MetLife Conservative to Moderate Allocation Portfolio	2/27/2014
MetLife Mid Cap Stock Index Portfolio	2/26/2014
MetLife Moderate Allocation Portfolio	2/27/2014
MetLife Moderate to Aggressive Allocation Portfolio	2/27/2014
MetLife Stock Index Portfolio	2/27/2014
MFS® Total Return Portfolio	2/27/2014
MFS® Value Portfolio	2/26/2014
MSCI EAFE Index Portfolio	2/26/2014
Neuberger Berman Genesis Portfolio	2/26/2014
Russell 2000® Index Portfolio	2/27/2014
T. Rowe Price Large Cap Growth Portfolio	2/26/2014
T. Rowe Price Small Cap Growth Portfolio	2/26/2014
Van Eck Global Natural Resources Portfolio	2/26/2014
Western Asset Management Strategic Bond Opportunities Portfolio	2/27/2014
Western Asset Management U.S. Government Portfolio	2/27/2014

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Disclosure Policy” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 22, 2014